EXECUTION VERSION

EXCHANGE AGREEMENT
by and between
FIRST SECURITY GROUP, INC.
and
THE UNITED STATES DEPARTMENT OF THE TREASURY
Dated as of February 25, 2013

TABLE OF CONTENTS

Page
ARTICLE I
THE CLOSING; CONDITIONS TO THE CLOSING
Section 1.1	The Closing
Section 1.2	Interpretation
ARTICLE II
EXCHANGE
Section 2.1	Preferred Exchange
Section 2.2	Exchange Documentation
Section 2.3	Status of Preferred Shares after Closing
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.1	Existence and Power
Section 3.2	Authorization and Enforceability
Section 3.3	Exchange Shares
Section 3.4	Non-Contravention
Section 3.5	Anti-Takeover Provisions and Rights Plan
Section 3.6	No Company Material Adverse Effect
Section 3.7	Offering of Securities
Section 3.8	Brokers and Finders
ARTICLE IV
COVENANTS
Section 4.1	Commercially Reasonable Efforts
Section 4.2	Expenses
Section 4.3	Intentionally Omitted
Section 4.4	Access, Information and Confidentiality
Section 4.5	Executive Compensation
Section 4.6	Certain Notifications Until Closing
Section 4.7	Monthly Lending Reports
Section 4.8	Status Reports
Section 4.9	Amendment of Anchor Investment Agreements
Section 4.10	Remaining Certification and Disclosure Requirements
Section 4.11	Transferability Restrictions Related to Long-Term Restricted Stock
ARTICLE V
ADDITIONAL AGREEMENTS
Section 5.1	Unregistered Exchange Shares
Section 5.2	Legend

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Section 5.3	Certain Transactions
Section 5.4	Transfer of Exchange Shares
Section 5.5	Registration Rights
Section 5.6	Voting Matters
Section 5.7	Restriction on Dividends and Repurchases
Section 5.8	Intentionally Omitted
Section 5.9	Bank Holding Company Status
Section 5.10	Compliance with Employ American Workers Act
Section 5.11	Observer to the Board of Directors
ARTICLE VI
MISCELLANEOUS
Section 6.1	Termination
Section 6.2	Survival of Representations and Warranties
Section 6.3	Amendment
Section 6.4	Waiver of Conditions
Section 6.5	Governing Law; Submission to Jurisdiction, etc.
Section 6.6	Notices
Section 6.7	Definitions
Section 6.8	Assignment
Section 6.9	Severability
Section 6.10	No Third-Party Beneficiaries
Section 6.11	Entire Agreement, etc.
Section 6.12	Counterparts and Facsimile
Section 6.13	Specific Performance

LIST OF ANNEXES
ANNEX A:	FORM OF OPINION
ANNEX B:	FORM OF WAIVER
ANNEX C:	FORM OF COMMON STOCK SPA

LIST OF SCHEDULES
SCHEDULE A:	CAPITALIZATION

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Term	Section
Affiliate	6.7(b)
Agreement	Preamble
Anchor Investment Agreements	Recitals
Bank	3.1(a)
Benefit Plans	1.1(d)(ix)
Business Combination	6.7(c)
Capitalization Date	3.1(b)
Closing	1.1(a)
Closing Date	1.1(a)
Code	3.4(c)
Common Stock	Recitals
Common Stock SPA	Recitals
Company	Preamble
Company Material Adverse Effect	6.7(d)
Company Subsidiaries	4.4(a)
Compensation Regulations	1.1(d)(ix)
Designated Matters	6.7(e)
EAWA	6.7(f)
EESA	1.1(d)(ix)
Exchange	Recitals
Exchange Act	5.3(b)
Exchange Shares	6.7(g)
Governmental Entities	1.1(c)
Information	4.4(c)
Investment Agreements	Recitals
Investor	Preamble
Junior Stock	6.7(h)
Observer	5.11
Parity Stock	6.7(i)
Permitted Repurchases	5.7(a)(ii)
Preferred Shares	Recitals
Preferred Stock	6.7(j)
Primary Investor Consideration	6.7(k)
Primary Investor Transactions	Recitals
Regulatory Event	6.7(l)
Relevant Period	1.1(d)(ix)
Secondary Investor Consideration	Recitals
Secondary Investor Transactions	Recitals
Secondary Investors	Recitals
Section 4.5 Employee	4.5(b)
Securities Purchase Agreement	Recitals

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Term	Section
Senior Executive Officers	1.1(d)(ix)
subsidiary	6.7(a)
Transaction Documents	6.7(m)
Transfer	5.4

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EXCHANGE AGREEMENT, dated as of February 25, 2013 (this “Agreement”) by and between First Security Group, Inc., a Tennessee corporation (the “Company”), and the United States Department of the Treasury (the “Investor”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Securities Purchase Agreement.
BACKGROUND
WHEREAS, the Investor is, as of the date hereof, the beneficial owner of (i) 33,000 shares of the Company’s preferred stock designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series A”, having a liquidation amount of $1,000 per share (the “Preferred Shares”) and (ii) a ten-year warrant (the “Warrant”) to purchase up to 82,363 shares of the Company’s common stock, $0.01 par value (the “Common Stock”);
WHEREAS, the Company issued the Preferred Shares and the Warrant pursuant to that certain Securities Purchase Agreement – Standard Terms incorporated into a Letter Agreement, dated as of January 9, 2009 (the “Securities Purchase Agreement”);
WHEREAS, prior to the Closing, the Company intends to enter into investment agreements (the “Anchor Investment Agreements”) with third parties, pursuant to which the third parties will purchase shares of Common Stock, at a purchase price per share equal to $1.50, from the Company in an amount of no less than the Primary Investor Consideration (collectively, the “Primary Investor Transactions”);
WHEREAS, the Company and the Investor desire, in connection with and on the day immediately prior to the completion of the Primary Investor Transactions, to exchange (the “Exchange”) the Warrant and all of the Preferred Shares beneficially owned and held by the Investor, including all accrued or accumulated and unpaid dividends on the Preferred Shares, for the Exchange Shares;
WHEREAS, prior to the Closing, the Investor intends to enter into separate securities purchase agreements, in substantially the form attached hereto as Annex C (each, a “Common Stock SPA”), pursuant to which the Investor will sell all of the Exchange Shares to third party purchasers (collectively, the “Secondary Investors”) at the Closing for an aggregate purchase price equal to the dollar amount obtained by multiplying the Exchange Shares by $1.50 (the “Secondary Investor Consideration”) (collectively, the “Secondary Investor Transactions”); and
WHEREAS, in connection with the Secondary Investor Transactions, the Company shall enter into agreements pursuant to which the Company will provide to each Secondary Investor customary representations, warranties and indemnification with respect to the Company, the Exchange Shares and the applicable Secondary Investor Transaction.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
ARTICLE I
THE CLOSING; CONDITIONS TO THE CLOSING
Section 1.1    The Closing.
(a)    The closing of the Exchange (the “Closing”) will take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York, 10218, or remotely via the electronic or other exchange of documents and signature pages, as the parties may agree. The Closing shall take place on the day immediately prior to the completion of the Primary Investor Transactions, assuming all of the other conditions set forth in Section 1.1(c) and (d) shall have been satisfied or waived, or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
(b)    Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.1, at the Closing (i) the Company will deliver the Exchange Shares to the Investor, as evidenced by one or more certificates dated the Closing Date and registered in the name of the Investor or its designee(s) (or if shares of Common Stock are uncertificated, cause the transfer agent for the Common Stock to register the Exchange Shares in the name of the Investor and deliver reasonably satisfactory evidence of such registration to the Investor) and (ii) the Investor will deliver the Warrant and the certificate representing the Preferred Shares to the Company.
(c)    The respective obligations of each of the Investor and the Company to consummate the Exchange are subject to the fulfillment (or waiver by the Company and the Investor, as applicable) prior to the Closing of the conditions that (i) any approvals or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Exchange shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit consummation of the Exchange as contemplated by this Agreement.
(d)    The obligation of the Investor to consummate the Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:
(i)    (A) the representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;
(ii)    each of the Anchor Investment Agreements shall be in full force and effect and the conditions to closing contained in each of the Anchor Investment Agreements (other than the conditions relating to the Closing hereunder and the occurrence of one day of separation between the Closing hereunder and the closing under the Anchor Investment Agreements) shall have been satisfied or waived and the Primary Investor Consideration shall have been deposited in the amounts set forth in the Anchor Investment Agreements (such deposits to be irrevocable except in the case of termination of this Agreement as provided in Section 6.1) with an escrow agent acceptable to the Investor pursuant to an escrow agreement acceptable to the Investor, and all conditions to the release of such amounts from escrow shall have been satisfied or waived (other than the conditions relating to the Closing hereunder and the occurrence of one day of separation between the Closing hereunder and the closing under the Anchor Investment Agreements);
(iii)    the holders of Common Stock immediately prior to the Closing shall represent no more than 2.9% in aggregate pro forma equity ownership of the Company immediately following the closing of the Secondary Investor Transactions and the Primary Investor Transactions;
(iv)    each of the Common Stock SPAs shall be in full force and effect;
(v)    the conditions to closing contained in each of the Common Stock SPAs (other than the condition relating to the Closing hereunder) shall have been satisfied (or waived by the Investor) and the Secondary Investor Consideration shall have been deposited by the Secondary Investors in the amounts set forth in their respective Common Stock SPA (such deposits to be irrevocable except in the case of termination of this Agreement as provided in Section 6.1) with an escrow agent acceptable to the Investor pursuant to an escrow agreement acceptable to the Investor, and all conditions to the release of such amounts from escrow shall have been satisfied or waived;
(vi)    the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in this Section 1.1(d) have been satisfied;
(vii)    the Company shall have delivered certificates in proper form or, with the prior consent of the Investor, evidence in book-entry form, evidencing the Exchange Shares to the Investor or its designee(s);

(viii)    the Company shall have delivered to the Investor written opinions from counsel to the Company, addressed to the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex A; and
(ix)    (A) the Company shall have effected such changes to its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) with respect to its Senior Executive Officers and any other employees of the Company or its Affiliates subject to Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, or otherwise from time to time (“EESA”), as implemented by any guidance, rule or regulation thereunder, as the same shall be in effect from time to time (collectively, the “Compensation Regulations”) (and to the extent necessary for such changes to be legally enforceable, each of its Senior Executive Officers and other employees shall have duly consented in writing to such changes), as may be necessary, during the period in which any obligation of the Company arising from financial assistance under the Troubled Asset Relief Program remains outstanding (such period, as it may be further described in the Compensation Regulations, the “Relevant Period”), in order to comply with Section 111 of EESA or the Compensation Regulations and (B) the Investor shall have received a certificate signed on behalf of the Company by a Senior Executive Officer certifying to the effect that the condition set forth in Section 1.1(d)(ix)(A) has been satisfied; “Senior Executive Officers” means the Company's “senior executive officers” as defined in Section 111 of the EESA and the Compensation Regulations;
(x)    none of the following shall have occurred with respect to the Company or any Company Subsidiary:
(A)    the Company or any Company Subsidiary shall have (1) dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) become insolvent or unable to pay its debts or failed or admitted in writing its inability generally to pay its debts as they become due; (3) made a general assignment, arrangement or composition with or for the benefit of its creditors; (4) instituted or have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition shall have been presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition shall have resulted in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; (5) had a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) sought or shall have become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) had a secured party take possession of all or substantially all its assets or had a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets; (8) caused or shall have been subject to any event with respect to it which, under the applicable laws of any jurisdiction, had an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;
(B)    a Governmental Entity in any jurisdiction shall have (1) commenced an action or proceeding against the Company or any Company Subsidiary; or (2) issued or entered a temporary restraining order, preliminary or permanent injunction or other order applicable to the Company or any Company Subsidiary, which in the case of (1) and (2) shall have had or shall be reasonably expected to have a Company Material Adverse Effect;
(C)    any fact, circumstance, event, change, occurrence, condition or development shall have occurred that, individually or in the aggregate, shall have had or shall be reasonably likely to have a Company Material Adverse Effect; or
(D)    any Regulatory Event not otherwise existing on the date hereof.
Section 1.2    Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes” or “Schedules” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the State of Tennessee generally are authorized or required by law or other governmental actions to close.

ARTICLE II
EXCHANGE
Section 2.1    Preferred Exchange.
(a)    On the terms and subject to the conditions set forth in this Agreement, upon the Closing (i) the Company agrees to issue to the Investor, in exchange for the Warrant and its 33,000 Preferred Shares, the Exchange Shares and (ii) the Investor agrees to deliver to the Company the Warrant and the Preferred Shares in exchange for the Exchange Shares.
(b)    Following consummation of the Exchange, no further cash dividends shall be payable in respect of the Preferred Shares outstanding immediately prior to the Closing Date.
(c)    In the event the Company at any time or from time to time prior to the Closing effects a stock dividend, stock split, reverse stock split, combination, reclassification or similar transaction, concurrently with the effectiveness of such stock dividend, stock split, reverse stock split, combination, reclassification or other similar transaction, each per share amount and per share price set forth in the Transaction Documents (including with respect to the number of shares of Common Stock being purchased or exchanged hereunder or under any other Transaction Document and including the $1.50 per share purchase or exchange price set forth hereunder or in any of the Transaction Documents) shall be proportionally adjusted; provided that nothing in this Section 2.1(c) shall be construed to permit the Company to take any action otherwise prohibited or restricted by any of the Transaction Documents.
Section 2.2    Exchange Documentation. Settlement of the Exchange will take place on the Closing Date, at which time the Investor will cause delivery of the Warrant and the Preferred Shares to the Company or its designated agent and the Company will cause delivery of the Exchange Shares to the Investor or its designated agent.
Section 2.3    Status of Preferred Shares after Closing. The Preferred Shares exchanged for the Exchange Shares pursuant to this Article II are being reacquired by the Company and shall have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that such shares shall not be reissued as Preferred Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Investor as of the date hereof and as of the Closing Date that:
Section 3.1    Existence and Power.
(a)    Organization, Authority and Significant Subsidiaries. The Company is duly organized, validly existing and in good standing under the laws of the State of Tennessee and has all necessary power and authority to own, operate and lease its properties and to carry on its business in all material respects as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, including, without limitation, FSGBank, National Association (the “Bank”), has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. The articles of incorporation and bylaws of the Company, copies of which have been provided to the Investor prior to the date hereof, are true, complete and correct copies of such documents as in full force and effect as of the date hereof.
(b)    Capitalization. The authorized capital stock of the Company and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the date hereof (the “Capitalization Date”) is set forth on Schedule A. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance as specified on Schedule A, and the Company has not made any other commitment to authorize, issue or sell any Common Stock except pursuant to this Agreement and the Anchor Investment Agreements. Since the Capitalization Date, except pursuant to this Agreement and the Primary Investor Transactions, the Company has not issued any shares of Common Stock other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule A and (ii) shares disclosed on Schedule A.

Section 3.2    Authorization and Enforceability.
(a)    The Company has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and thereunder (which includes the issuance of the Exchange Shares).
(b)    The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company or its stockholders. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.
Section 3.3    Exchange Shares. The Exchange Shares have been duly and validly authorized by all necessary action, and, when issued and delivered pursuant to this Agreement, such Exchange Shares will be duly and validly issued and fully paid and nonassessable, will not be issued in violation of any preemptive rights, and will not subject the holder thereof to personal liability.
Section 3.4    Non-Contravention.
(a)    The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii)and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)    Other than such filings and approvals as are required to be made or obtained under any state “blue sky” laws, and such filings, consents and approvals that have been made or obtained (or will be made or obtained prior to Closing), no notice to, filing with or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange except for any such notices, filings, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(c)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including for this purpose the consummation of the Exchange) and compliance by the Company with the provisions hereof will not (1) result in any payment (including any severance payment, payment of unemployment compensation, “excess parachute payment” (within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”)), “golden parachute payment” (as defined in the EESA, as implemented by the Compensation Regulations) or forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any benefit plan or otherwise, (2) increase any benefits otherwise payable under any benefit plan, (3) result in any acceleration of the time of payment or vesting of any such benefits, (4) require the funding or increase in the funding of any such benefits or (5) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust and (B) neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust.
Section 3.5    Anti-Takeover Provisions and Rights Plan. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement and the consummation of the transactions contemplated hereby will be exempt from any anti-takeover or similar provisions of the Company’s articles of incorporation and bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction. The Company has taken all actions necessary to render any stockholders’ rights plan of the Company inapplicable to this Agreement, the Exchange Shares and the consummation of the transactions contemplated hereby.
Section 3.6    No Company Material Adverse Effect. Since September 30, 2012, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect, except as disclosed on Schedule B.
Section 3.7    Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Exchange Shares under the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder), which might subject the offering, issuance or sale of the Exchange Shares to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.
Section 3.8    Brokers and Finders. No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary for which the Investor could have any liability.

ARTICLE IV
COVENANTS
Section 4.1    Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Exchange, the Primary Investor Transactions and the Secondary Investor Transactions, as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and thereby and shall use commercially reasonable efforts to cooperate with the other party to that end.
Section 4.2    Expenses. If requested by the Investor, the Company shall pay all reasonable out of pocket and documented costs and expenses associated with the Exchange, including, but not limited to, the reasonable fees, disbursements and other charges of the Investor’s legal counsel and financial advisors.
Section 4.3    Intentionally Omitted.
Section 4.4    Access, Information and Confidentiality.
(a)    From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement, the Company will permit the Investor and its agents, consultants, contractors and advisors (i) acting through the Company’s Appropriate Federal Banking Agency, to examine the corporate books and make copies thereof and to discuss the affairs, finances and accounts of the Company and the subsidiaries of the Company (the “Company Subsidiaries”) with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request and (ii) to review any information material to the Investor’s investment in the Company provided by the Company to its Appropriate Federal Banking Agency.
(b)    From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement, the Company shall permit, and shall cause each of the Company’s Subsidiaries to permit (i) the Investor and its agents, consultants, contractors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the United States, access to personnel and any books, papers, records or other data, in each case, to the extent relevant to ascertaining compliance with the financing terms and conditions; provided that prior to disclosing any information pursuant to clause (ii) or (iii), the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this Agreement in furtherance of its function, to follow applicable law and regulation (and the applicable customary policies and procedures) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports and soliciting the input from the Company as to information that should be afforded confidentiality, as appropriate.
(c)    The Investor will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors, advisors, and United States executive branch officials and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent the Investor from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process. The Investor understands that the Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.
(d)    Nothing in this Section shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program, the Comptroller General of the United States or any other applicable regulatory authority has under law.
Section 4.5    Executive Compensation.
(a)    Benefit Plans. During the Relevant Period, the Company shall take all necessary action to ensure that the Benefit Plans of the Company and its Affiliates comply in all respects with, and shall take all other actions necessary to comply with, Section 111 of the EESA, as implemented by the Compensation Regulations, and neither the Company nor any Affiliate shall adopt any new Benefit Plan (i) that does not comply therewith or (ii) that does not expressly state and require that such Benefit Plan and any compensation thereunder shall be subject to any relevant Compensation Regulations adopted, issued or released on or after the date any such Benefit Plan is adopted. To the extent that EESA and/or the Compensation Regulations are amended or otherwise change during the Relevant Period in a manner that requires changes to then-existing Benefit Plans, or that requires other actions, the Company and its Affiliates shall effect such changes to its or their Benefit Plans, and take such other actions, as promptly as practicable after it has actual knowledge of such amendments or changes in order to be in compliance with this Section 4.5(a) (and shall be deemed to be in compliance for a reasonable period to effect such changes). In addition, the Company and its Affiliates shall take all necessary action, other than to the extent prohibited by applicable law or regulation applicable outside of the United States, to ensure that the consummation of the transactions contemplated by this Agreement will not accelerate the vesting, payment or distribution of any equity-based awards, deferred cash awards or any nonqualified deferred compensation payable by the Company or any of its Affiliates.
(b)    Additional Waivers. After the Closing Date and until the end of the Relevant Period, in connection with the hiring or promotion of a Section 4.5 Employee and/or the promulgation of applicable Compensation Regulations or otherwise, to the extent any Section 4.5 Employee shall not have executed a waiver with respect to the application to such Section 4.5 Employee of the Compensation Regulations, the Company shall use its best efforts to (i) obtain from such Section 4.5 Employee a waiver in substantially the form attached hereto as Annex B and (ii) deliver such waiver to the Investor as promptly as possible, in each case, within sixty days of the Closing Date or, if later, within sixty days of such Section 4.5 Employee becoming subject to the requirements of this Section. “Section 4.5 Employee” means (A) each Senior Executive Officer and (B) any other employee of the Company or its Affiliates determined at any time to be subject to Section 111 of EESA and the Compensation Regulations.
(c)    Clawback. In the event that any Section 4.5 Employee receives a payment in contravention of the provisions of this Section 4.5, the Company shall promptly provide such individual with written notice that the amount of such payment must be repaid to the Company in full within fifteen business days following receipt of such notice or such earlier time as may be required by the Compensation Regulations and shall promptly inform the Investor (i) upon discovering that a payment in contravention of this Section 4.5 has been made and (ii) following the repayment to the Company of such amount and shall take such other actions as may be necessary to comply with the Compensation Regulations.
(d)    Limitation on Deductions. During the Relevant Period, the Company agrees that it shall not claim a deduction for remuneration for federal income tax purposes in excess of $500,000 for each Senior Executive Officer that would not be deductible if Section 162(m)(5) of the Code applied to the Company.
(e)    Amendment to Prior Agreement. The parties agree that, effective as of the date hereof, Section 4.10 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.10 with the provisions set forth in this Section 4.5 and any terms included in this Section 4.5 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.
Section 4.6    Certain Notifications Until Closing. From the date hereof until the Closing, the Company shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would reasonably be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 4.6 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 4.6 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.1 to be satisfied unless the underlying Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Section 1.1 to be satisfied.
Section 4.7    Monthly Lending Reports. During the Relevant Period, the Company will detail in monthly reports submitted to the Investor the information required by the CPP Monthly Lending Reports, as published on www.financialstability.gov from time to time.
Section 4.8    Status Reports. Until all of the Primary Investor Transactions have been consummated (or the Anchor Investment Agreements have been terminated in accordance with their terms), the Company shall provide the Investor with a reasonably detailed written report regarding the status of each of the Primary Investor Transactions at least once every two weeks and more frequently if reasonably requested by the Investor.
Section 4.9    Amendment of Anchor Investment Agreements. At least three (3) Business Days prior to entering into any of the Anchor Investment Agreements, the Company will deliver to the Investor a copy of the Anchor Investment Agreement in substantially final form. The Company will not, without the prior written consent of the Investor, (i) enter into any agreements relating to the Primary Investor Transactions or (ii) agree to any amendment, waiver or modification of the Anchor Investment Agreements (other than corrections of obvious errors, if any, or other ministerial amendments), in each case, to the extent such amendment, waiver, modification or agreement is adverse to the Investor’s interests under this Agreement.
Section 4.10    Remaining Certification and Disclosure Requirements. The Company acknowledges and agrees to continue to comply with the certification and disclosure requirements set forth in the Compensation Regulations, including without limitation those submissions that are required with respect to the final portion of the Relevant Period (see, for example, Sections 30.7(c) and (d), Sections 30.11(b) and (c) and Section 30.15(a)(3) of the Compensation Regulations and FAQ-14 in the Frequently Asked Questions to the Compensation Regulations, available at www.financialstability.gov). For this purpose, the Relevant Period will not end so long as the Investor holds Common Stock.
Section 4.11    Transferability Restrictions Related to Long-Term Restricted Stock. The Company acknowledges that any long-term restricted stock (as defined in Section 30.1 of the Compensation Regulations) awarded by the Company that has otherwise vested may not become transferable, or payable in the case of a restricted stock unit, at any time earlier than as permitted under the schedule set forth in the definition of long-term restricted stock in Section 30.1 of the Compensation Regulations. For this purpose, (a) aggregate financial assistance received (for purposes of the definition of long-term restricted stock) continues to include the full original liquidation amount with respect to 33,000 Preferred Shares regardless of the value of the Common Stock on the date of the conversion, and (b) repayments (as defined in Section 30.1 of the Compensation Regulations) include the net proceeds received by the Investor upon the sale of the Common Stock (see FAQ-15 in the Frequently Asked Questions to the Compensation Regulations, available at www.financialstability.gov). Following the Relevant Period, in the event that any long-term restricted stock awarded by the Company will not become transferable, or payable in the case of a restricted stock unit, under the terms of the Compensation Regulations, the Company shall cancel such long-term restricted stock and/or restricted stock units.

ARTICLE V
ADDITIONAL AGREEMENTS
Section 5.1    Unregistered Exchange Shares. The Investor acknowledges that the Exchange Shares have not been registered under the Securities Act or under any state securities laws. The Investor (a) is acquiring the Exchange Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Exchange Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision.
Section 5.2    Legend.
(a)    The Investor agrees that all certificates or other instruments representing the Exchange Shares will bear a legend substantially to the following effect:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”
(b)    In the event that any Exchange Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company shall issue new certificates or other instruments representing such Exchange Shares, which shall not contain the applicable legend in Section 5.2(a) above; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.

Section 5.3    Certain Transactions.
(a)    The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement to be performed and observed by the Company.
(b)    Without the prior written consent of the Investor, until such time as the Investor shall cease to own any securities of the Company acquired pursuant to this Agreement (including, for the avoidance of doubt, the Exchange Shares), the Company shall not permit any of its “significant subsidiaries” (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to (i) engage in any merger, consolidation, statutory share exchange or similar transaction following the consummation of which such significant subsidiary is not wholly-owned by the Company, (ii) dissolve or sell all or substantially all of its assets or property other than in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company or (iii) issue or sell any shares of its capital stock or any securities convertible or exercisable for any such shares, other than issuances or sales in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company.
Section 5.4    Transfer of Exchange Shares. Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Exchange Shares at any time, including in the Secondary Investor Transactions, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the Exchange Shares.
Section 5.5    Registration Rights. The Exchange Shares (and all securities beneficially owned by the Investor and its Affiliates that are convertible into or exchangeable or exercisable for Common Stock without regard to any limits on conversion contained in the terms thereof) shall be Registrable Securities under the Securities Purchase Agreement and, upon their issuance, the provisions of Section 4.5 of the Securities Purchase Agreement shall be applicable to them, including with the benefit, to the extent available, of the tacking of any holding period from the date of issuance of the Preferred Shares.
Section 5.6    Voting Matters.
(a)    The Investor agrees that it will vote, or cause to be voted, or exercise its right to consent (or cause its right to consent to be exercised) with respect to, all Exchange Shares beneficially owned by it and its controlled Affiliates (and which are entitled to vote on such matter) with respect to each matter on which holders of Common Stock are entitled to vote or consent, other than a Designated Matter, in the same proportion (for, against or abstain) as all other shares of the Common Stock (other than those shares held by holders of greater than 20% of the Common Stock, as the case may be) are voted or consents are given with respect to each such matter. The Investor agrees to attend all meetings of the Company's stockholders in person or by proxy for purposes of obtaining a quorum. In order to effectuate the foregoing agreements, to the maximum extent permitted by applicable law, the Investor hereby grants a proxy appointing each of the Chief Executive Officer and Chief Financial Officer of the Company attorney-in-fact and proxy for it and its controlled Affiliates with full power of substitution, for and in the name of it and its controlled Affiliates, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner and solely on the terms provided by this Section 5.6 with respect to the Exchange Shares and the Investor hereby revokes any and all previous proxies granted with respect to the Exchange Shares for purposes of the matters contemplated in this Section 5.6; provided that such proxy may only be exercised if the Investor fails to comply with the terms of this Section 5.6. The proxy granted hereby is irrevocable prior to the termination of this Agreement, is coupled with an interest and is granted in consideration of the Company entering into this Agreement and issuing the Exchange Shares to the Investor.
(b)    The Investor shall retain the right to vote in its sole discretion all Exchange Shares beneficially owned by it and its controlled Affiliates (and which are entitled to vote on such matter) on any Designated Matter.
Section 5.7    Restriction on Dividends and Repurchases.
(a)    Until the such time as the Investor ceases to own any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement, neither the Company nor any Company Subsidiary shall, without the consent of the Investor:
(i)    declare or pay any dividend or make any distribution on the Common Stock (other than (A) regular quarterly cash dividends of not more than the amount of the last quarterly cash dividend per share declared or, if lower, publicly announced an intention to declare, on the Common Stock prior to October 14, 2008, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, (B) dividends payable solely in shares of Common Stock and (C) dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan); or
(ii)    redeem, purchase or acquire any shares of Common Stock or other capital stock or other equity securities of any kind of the Company, or any trust preferred securities issued by the Company or any Affiliate of the Company, other than (A) redemptions, purchases or other acquisitions of shares of Common Stock (which purchase shall be made on a pro rata basis as provided in Section 5.7(b)), (B) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock, in each case in this clause (B) in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (C) purchases or other acquisitions by a broker-dealer subsidiary of the Company solely for the purpose of market-

making, stabilization or customer facilitation transactions in trust preferred securities of the Company or an Affiliate of the Company, Junior Stock or Parity Stock in the ordinary course of its business, (D) purchases by a broker-dealer subsidiary of the Company of trust preferred securities or capital stock of the Company or an Affiliate of the Company for resale pursuant to an offering by the Company of such trust preferred securities or capital stock underwritten by such broker-dealer subsidiary, (E) any redemption or repurchase of rights pursuant to any stockholders’ rights plan, (F) the acquisition by the Company or any of the Company Subsidiaries of record ownership in Junior Stock, Parity Stock or trust preferred securities of the Company or an Affiliate of the Company for the beneficial ownership of any other persons (other than the Company or any other Company Subsidiary), including as trustees or custodians, and (G) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or of trust preferred securities of the Company or an Affiliate of the Company for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (G), solely to the extent required pursuant to binding contractual agreements entered into prior to the date hereof or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock (clauses (C) and (F), collectively, the “Permitted Repurchases”). “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with United States generally accepted accounting principles (“GAAP”), and as measured from the date of the Company’s most recently filed consolidated financial statements prior to the Closing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
(b)    Until such time as the Investor ceases to own any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement, neither the Company nor any Company Subsidiary shall repurchase any Common Stock from any holder thereof, whether by means of open market purchase, negotiated transaction, or otherwise, other than Permitted Repurchases, unless it offers to repurchase a ratable portion of Common Stock then held by the Investor on the same terms and conditions.
(c)    The parties agree that, effective as of the date hereof, Section 4.8 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.8 with the provisions set forth in this Section 5.7 and any terms included in this Section 5.7 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.
Section 5.8    Intentionally Omitted.
Section 5.9    Bank Holding Company Status. The Company shall maintain its status as a Bank Holding Company for as long as the Investor owns any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement.

Section 5.10    Compliance with Employ American Workers Act. Until the Company is no longer deemed a recipient of funding under Title I of EESA or Section 13 of the Federal Reserve Act for purposes of the EAWA, as the same may be determined pursuant to any regulations or other legally binding guidance promulgated under EAWA, the Company shall comply, and the Company shall take all necessary action to ensure that its subsidiaries comply, in all respects with the provisions of the EAWA and any regulations or other legally binding guidance promulgated under the EAWA.
Section 5.11    Observer to the Board of Directors. So long as the Investor and its Affiliates beneficially own at least 5% of the issued and outstanding Common Stock (treating all securities beneficially owned by the Investor and its Affiliates that are convertible into or exchangeable or exercisable for Common Stock as converted, exchanged or exercised without regard to any limits on conversion contained in the terms thereof), the Investor shall be entitled to designate one individual to serve as an observer (the “Observer”) to the Board of Directors of the Company, which designation may be changed from time to time in the sole discretion of the Investor. The Observer shall be entitled to (i) attend all meetings of the Board of Directors of the Company and the board of directors of each subsidiary of the Company, including any committee meetings of such boards of directors, (ii) receive notices of such meetings concurrently with the members of the Board of Directors of the Company or such boards of directors or committees thereof and (iii) receive all information provided to members of the Board of Directors of the Company or such boards of directors or committees thereof at such meetings.
The Observer shall have no voting rights and his or her presence shall not be required for determining a quorum at any meeting he or she is entitled to attend pursuant to this Section 5.11.

ARTICLE VI
MISCELLANEOUS
Section 6.1    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)    by either the Investor or the Company if the Closing shall not have occurred by May 15, 2013; provided, however, that in the event the Closing has not occurred by such date, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such date and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 6.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;
(b)    by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining,

enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or
(c)    by the mutual written consent of the Investor and the Company.
In the event of termination of this Agreement as provided in this Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.
Section 6.2    Survival of Representations and Warranties. The representations and warranties of the Company made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.
Section 6.3    Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each of the Company and the Investor; provided that the Investor may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the date hereof in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.
Section 6.4    Waiver of Conditions. The conditions to each party’s obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.
Section 6.5    Governing Law; Submission to Jurisdiction, etc. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Exchange contemplated hereby and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 6.6 and (ii) the Investor at the address and in the manner set forth for notices to the Company in Section 6.6, but otherwise in accordance with federal law. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the Exchange contemplated hereby.
Section 6.6    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
If to the Company:
First Security Group, Inc.
531 Broad Street
Chattanooga, TN 37402
Attention: D. Michael Kramer
Telephone: (423) 308-2080
Facsimile: (423) 756-7539
With a copy to:
Bryan Cave LLP
One Atlantic Center, Fourteenth Floor
1201 W. Peachtree Street, NW
Atlanta, GA 30309
Attention: Robert D. Klingler
Telephone: (404) 572-6810
Facsimile: (404) 420-0810
If to the Investor:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, DC 20220
Attention: Chief Counsel Office of Financial Stability
Facsimile: (202) 927-9225
Email: OFSChiefCounselNotices@do.treas.gov
With a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Attention: William P. Mills
Telephone: (212) 504 6000
Facsimile: (212) 504 6666
Section 6.7    Definitions.
(a)    When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.
(b)    The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.
(c)    The term “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.
(d)    The term “Company Material Adverse Effect” means a material adverse effect on the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include: (i) the effects of (A) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries or geographic areas in which the Company and its subsidiaries operate, (B) changes or proposed changes after the date hereof in United States generally accepted accounting principles or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after the date hereof in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); (E) actions or omissions of the Company or any Company Subsidiary expressly required by the terms of the Exchange; or (ii) the ability of the Company to consummate the Exchange and the other transactions contemplated by this Agreement and perform its obligations hereunder on a timely basis.

(e)    “Designated Matters” means (i) the election and removal of directors, (ii) the approval of any Business Combination, (iii) the approval of a sale of all or substantially all of the assets or property of the Company, (iv) the approval of a dissolution of the Company, (v) the approval of any issuance of any securities of the Company on which holders of Common Stock are entitled to vote, (vi) the approval of any amendment to the articles of incorporation or bylaws of the Company on which holders of Common Stock are entitled to vote and (vii) the approval of any other matters reasonably incidental to the foregoing subclauses (i) through (vi) as determined by the Investor.
(f)    The term “EAWA” means the Employ American Workers Act (Section 1611 of Division A, Title XVI of the American Recovery and Reinvestment Act of 2009), Public Law No. 111-5, effective as of February 17, 2009, as may be amended and in effect from time to time.
(g)    The term “Exchange Shares” means shares of Common Stock equal to the number obtained by dividing (i) the sum of eight million eight hundred twenty-seven thousand five hundred dollars ($8,827,500) plus all accrued or accumulated and unpaid dividends on the Preferred Shares through the Closing Date by (ii) $1.50. In lieu of any fractional shares of Common Stock, any such fractions shall be rounded up to the nearest whole share and such whole share shall be included in the Exchange Shares.
(h)    The term “Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Exchange Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company.
(i)    The term “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Exchange Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).
(j)    The term “Preferred Stock” means any and all series of preferred stock of the Company.
(k)    The term “Primary Investor Consideration” means the amount equal to no less than the difference of (i) ninety million dollars ($90,000,000) minus (ii) the Secondary Investor Consideration.
(l)    The term “Regulatory Event” means, with respect to the Company, that (i) the Federal Deposit Insurance Corporation or any other applicable Governmental Entity shall have been appointed as conservator or receiver for the Company or any subsidiary; (ii) the Company or any subsidiary shall have been considered in “troubled condition” for the purposes of 12 U.S.C. Sec. 1831i or any regulation promulgated thereunder; (iii) the Company or any subsidiary shall qualify as “Undercapitalized,” “Significantly Undercapitalized,” or “Critically Undercapitalized” as those terms are defined in 12 U.S.C. Sec. 1831o or other applicable Law; or (iv) the Company or any subsidiary shall have become subject to any formal or informal regulatory action requiring the Company or any subsidiary to materially improve its capital, liquidity or safety and soundness.
(m)    The term “Transaction Documents” means this Agreement, the Anchor Investment Agreements and the Common Stock SPAs.
(n)    To the extent any securities issued pursuant to this Agreement or the transactions contemplated hereby are registered in the name of a designee of the Investor pursuant to Section 1.1 or 6.8 or transferred to an Affiliate of the Investor, all references herein to the Investor holding or owning any debt or equity securities of the Company, Exchange Shares or Registrable Securities (and any like variations thereof) shall be deemed to refer to the Investor, together with such designees and/or Affiliates, holding or owning any debt or equity securities, Exchange Shares or Registrable Securities (and any like variations thereof), as applicable. For the avoidance of doubt, this Section 6.7(n) shall not apply to designees or transferees who are Secondary Investors.
Section 6.8    Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of each other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale, (b) as provided in Sections 5.4 and 5.5 and (c) an assignment by the Investor of this Agreement to an Affiliate of the Investor; provided that if the Investor assigns this Agreement to an Affiliate, the Investor shall be relieved of its obligations under this Agreement but (i) all rights, remedies and obligations of the Investor hereunder shall continue and be enforceable and exercisable by such Affiliate, and (ii) the Company's obligations and liabilities hereunder shall continue to be outstanding.
Section 6.9    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
Section 6.10    No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies, except that (i) the provisions of Section 4.4 shall inure to the benefit of the persons referred to in that Section and (ii) the provisions of Section 5.5 shall inure to the benefit of the persons holding Exchange Shares during any tacked holding period, as contemplated by that Section.

Section 6.11    Entire Agreement, etc. This Agreement (including the Annexes and Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. For the avoidance of doubt, the Securities Purchase Agreement shall remain in full force and effect, but shall be deemed amended hereby, and any provisions in this Agreement that supplement, duplicate or contradict any provision of the Securities Purchase Agreement shall be deemed to supersede the corresponding provision of the Securities Purchase Agreement from and after the effective date hereof.
Section 6.12    Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.
Section 6.13    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled (without the necessity of posting a bond) to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FIRST SECURITY GROUP, INC.
By:	/s/ D. Michael Kramer
Name:	D. Michael Kramer
Title:	President and Chief Executive Officer

UNITED STATES DEPARTMENT OF THE TREASURY
By:	/s/ Timothy G. Massad
Name:	Timothy G. Massad
Title:	Assistant Secretary for Financial Stability

[Signature Page to Exchange Agreement]

ANNEX A
FORM OF OPINION
Subject to customary limitations, qualifications, and exceptions to be set forth in the letter as delivered at Closing:
a)    The Company has been duly formed and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its organization. The Company has all necessary corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted.
b)    The Bank has been duly formed and is validly existing as a national association and is in good standing under the laws of the jurisdiction of its organization. The Bank has all necessary corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted.
c)    The Company has the corporate power and authority to execute and deliver the Agreement and to carry out its obligations thereunder (which includes the issuance of the Exchange Shares).
d)    The Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.
e)    The execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company or its stockholders, including, without limitation, by any rule or requirement of any national stock exchange.
f)    The Exchange Shares have been duly and validly authorized, and, when executed and delivered pursuant to the Agreement, the Exchange Shares will be duly and validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights.
g)    The execution, delivery and performance by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby, and compliance by the Company with the provisions thereof, will not (A) violate, conflict with, or result in a breach of any provision of the Company’s articles of incorporation or bylaws or (B) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of,

Annex A-1

any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of any agreement, contract, indenture, lease, mortgage, power of attorney, evidence of indebtedness, letter of credit, license, instrument, obligation, purchase or sales order, or other commitment known to us, whether oral or written, identified on Exhibit A attached hereto, which the Company has represented lists all material agreements to which the Company or Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound or to which any of the property or assets of the Company or any Company Subsidiary is subject, or (C) subject to compliance with the statute and regulations referred to in Section 3.4(b) of the Agreement violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets known to us except, in the case of clause (C), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
h)    Other than such filings and approvals as are required to be made or obtained under any state “blue sky” laws and other than such filings and approvals that have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange.
i)    The Company is not and, after giving effect to the issuance of the Exchange Shares pursuant to the Agreement and the other issuances of Common Stock pursuant to the Primary Investor Transactions, will not be on an “investment company” required to register under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

Annex A-2

ANNEX B
FORM OF WAIVER
In consideration for the benefits I will receive as a result of the participation of FIRST SECURITY GROUP, INC. (together with its subsidiaries and affiliates, the “Company”), which is either my employer or the sole shareholder of my employer, in the United States Department of the Treasury’s (the “Treasury”) Capital Purchase Program and/or any other economic stabilization program implemented by the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) (any such program, including the Capital Purchase Program, a “Program”), I hereby voluntarily waive any claim against the United States (and each of its departments and agencies) or the Company or my employer, or any of their respective directors, officers, employees and agents for any changes to my compensation or benefits that are required to comply with the executive compensation and corporate governance requirements of Section 111 of the EESA, as implemented by any guidance or regulations issued and/or to be issued thereunder, including without limitation the provisions for the Capital Purchase Program, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 C.F.R. Part 30, or any other guidance or regulations under the EESA and the applicable requirements of the Exchange Agreement, dated as of February 25 2013, by and between the Company and the Treasury (such requirements, the “Limitations”).
I acknowledge that the Limitations may require modification or termination of the employment, compensation, bonus, incentive, severance, retention and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that I may have with the Company or my employer or in which I may participate as they relate to the period the United States holds any equity or debt securities of the Company acquired through a Program or for any other period applicable under such Program or Limitations, as the case may be, and I hereby consent to all such modifications.
This waiver includes all claims I may have under the laws of the United States or any other jurisdiction (whether or not in existence as of the date hereof) related to the requirements imposed by the Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the Limitations are or were adopted and any tort or constitutional claim about the effect of these Limitations on my employment relationship and I hereby agree that I will not at any time initiate, or cause or permit to be initiated on my behalf, any such claim against the United States, the Company, my employer or their respective directors, officers, employees or agents in or before any local, state, federal or other agency, court or body.
I agree that, in the event and to the extent that the Compensation Committee of the Board of Directors of the Company or similar governing body (the “Committee”) reasonably determines that any compensatory payment and benefit provided to me, including any bonus or incentive compensation based on materially inaccurate financial statements or performance criteria, would cause the Company to fail to be in compliance with the Limitations (such payment or benefit, an “Excess Payment”), upon notification from the Company, I shall repay such Excess Payment to the Company

Annex B-1

within 15 business days. In addition, I agree that the Company shall have the right to postpone any such payment or benefit for a reasonable period of time to enable the Committee to determine whether such payment or benefit would constitute an Excess Payment.
I understand that any determination by the Committee as to whether or not, including the manner in which, a payment or benefit needs to be modified, terminated or repaid in order for the Company to be in compliance with Section 111 of the EESA and/or the Limitations shall be a final and conclusive determination of the Committee which shall be binding upon me. I further understand that the Company is relying on this letter from me in connection with its participation in a Program.
IN WITNESS WHEREOF, I execute this waiver on my own behalf, thereby communicating my acceptance and acknowledgement to the provisions herein.

Respectfully,

____________________________
Name:
Title:
Date:

Annex B-2

ANNEX C

FORM OF COMMON STOCK SPA

Annex C-1

SCHEDULE A

Capitalization

Authorized Capital Stock of the Company (as of February 21, 2013)
Common Stock:     150,000,000 shares
Preferred Stock:     10,000,000 shares

Outstanding Capital Stock of the Company (as of February 21, 2013)
Common Stock:     1,765,642 shares
Preferred Stock:     33,000 Series A Preferred Shares

Outstanding Warrants of the Company (as of February 21, 2013):

Warrant to purchase 82,363 shares of common stock.

As of February 21, 2013, 290,176 shares of common stock have been reserved for issuance under any equity based benefit plans

Sch. A-1